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                                                                    EXHIBIT 99.2

                                 AMENDMENT NO. 1

                                       TO

                         POOLING AND SERVICING AGREEMENT
                          DATED AS OF FEBRUARY 1, 2000

                                      AMONG

                CONSECO FINANCE SECURITIZATIONS CORP., AS SELLER,
           CONSECO FINANCE CORP. AS ORIGINATOR, SERVICER AND GUARANTOR
                                       AND
         U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY
                            BUT SOLELY AS TRUSTEE OF

          MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE PASS-THROUGH
                           CERTIFICATES, SERIES 2000-1


     This Amendment No. 1 to the Pooling and Servicing Agreement, dated as of February 1, 2000 (the "Pooling and Servicing Agreement"), among Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp. (the "Seller"), and U.S. Bank National Association, not in its individual capacity but solely as trustee, is entered into among the Originator, the Seller and U.S. Bank National Association as of the 4th day of April, 2000. Any capitalized terms not otherwise defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

     WHEREAS, U.S. Bank National Association is acting as Trustee under the Pooling and Servicing Agreement.

     WHEREAS, Section 12.07(a) of the Pooling and Servicing Agreement provides that such Pooling and Servicing Agreement may be amended, without the consent of any of the Certificateholders, to correct manifest error.

     WHEREAS, it has come to the attention of the Originator and the Seller that the Pooling and Servicing Agreement contains a manifest error in Section 3.04(b)(ix) with respect to the representations and warranties relating to the date of origination of the Initial and Additional Contracts.

     NOW THEREFORE, the Originator, the Seller and the Trustee agree as follows:

     1. Section 3.04(b)(ix) of the Pooling and Servicing Agreement is hereby amended to state in its entirety as follows:
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          (ix) No Initial or Additional Contract was originated before August
     31, 1983.

     2. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                     CONSECO FINANCE CORP.

                                     By /s/ Timothy R. Jacobson
                                        --------------------------------------
                                        Timothy R. Jacobson
                                        Vice President and Assistant Treasurer

                                     CONSECO FINANCE SECURITIZATIONS
                                     CORP.

                                     By /s/ Timothy R. Jacobson
                                        --------------------------------------
                                        Timothy R. Jacobson
                                        Vice President and Assistant Treasurer

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     not in its individual capacity but solely as Trustee

                                     By /s/ Laurie A. Howard
                                        --------------------------------------
                                        Laurie A. Howard
                                        Vice President


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